UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2015
Date of Report (Date of earliest event reported)

BAYING ECOLOGICAL HOLDING GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51974	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Stephenson Highway Suite 310 Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

(310) 887-6391
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OF COMPLETED INTERIM REVIEW.

On approximately October 1, 2015, the Board of Directors of Baying Ecological Holding Group Inc., a Nevada corporation (the "Company"), was advised by its independent public accountant, BF Borgers CPA ("Borgers"), that its financial statements for fiscal year ended June 30, 2014 as filed with the Securities and Exchange Commission on Form 10-K (the "Financial Statements") could not be relied upon. Our prior auditor, Terry L. Johnson, was subject to a Securities and Exchange Commission Order dated September 17, 2015 instituting public administrative and cease-and-desist proceedings pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission's Rules of Practice.

As a result, our Board of Directors concluded on October 1, 2015 that our previously filed Financial Statements for fiscal year ended June 30, 2014 could not be relied upon.

We have engaged a new auditor, Borgers who will be re-auditing fiscal year ended June 30, 2014 in addition to fiscal year ended June 30, 2015. The Company will be filing its Annual Report on Form 10-K for fiscal year ended June 30, 2015, which will contain the re-audited Financial Statements for fiscal year ended June 30, 2014, with the Securities and Exchange Commission within approximately one week. The Chief Executive Officer/President of the Company has discussed these matters disclosed in this filing on Form 8-K with the Company's legal counsel on approximately October 1, 2015.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYING ECOLOGICAL HOLDING GROUP INC.

Date: October 28, 2015	By	/s/ Parsh Patel
Name: Parsh Patel
Title: Chief Executive Officer